AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) dated as of June 30, 2005, among Ferro Finance Corporation (the “Seller”), CAFCO, LLC (the “Investor”), Ferro Electronic Materials, Inc., as an originator, Ferro Corporation, as an originator (together with Ferro Electronic Materials, Inc., the “Originators”) and as collection agent, and Citicorp North America, Inc., as agent (in such capacity, the “Agent”).

PRELIMINARY STATEMENTS.

(1) The Originators, the Collection Agent, the Seller, the Investor and the Agent are parties to a Receivables Purchase Agreement dated as of September 28, 2000, as heretofore amended (the “Agreement”). Capitalized terms not defined herein are used as defined in the Agreement.

(2) The parties desire to amend certain provisions of the Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Agreement. Upon effectiveness of this Amendment as provided in Section 2 below, the Agreement is hereby amended as follows:

(a) The following new definitions are added to Section 1.01, in proper alphabetical order:

“Approved OECD Country” means each of the countries listed on Schedule III-A hereto, as such Schedule may be amended from time to time upon request of the Seller or the Collection Agent, with the prior written approval of the Agent. Additionally, the Agent may remove countries from such Schedule at any time, as it determines in its sole discretion, upon prior written notice to the Seller and the Collection Agent.

“Credit Agreement” means the Credit Agreement dated as of August 31, 2001 among Ferro Corporation, as Borrower, various Financial Institutions, as Lenders, Credit Suisse First Boston, as the Syndication Agent and a Joint Lead Arranger, National City Bank, as the Administrative Agent, the Swing Line Lender, the Letter of Credit Issuer and a Joint Lead Arranger, and Citicorp USA, Inc. and Keybank National Association, as the Co-Documentation Agents, as the same may be amended, restated or modified from time to time.

(b) The definition of “Assignee Rate” in Section 1.01 is amended by replacing the phrase “1.5% per annum above the Eurodollar Rate for such Fixed Period” therein with the phrase “the sum of the Eurodollar Rate for such Fixed Period plus the greater of (x) 1.50% per annum and (y) 0.25% per annum plus the “Applicable LIBOR Margin” then applicable to “LIBOR Loans” under the Credit Agreement (terms in this clause (y) having the meanings set forth in the Credit Agreement).”

(c) The definition of “Daily Report” in Section 1.01 is amended by replacing the reference therein to “Section 6.02(i)” with “Section 6.02(h)”.

(d) Clause (i) of the definition of “Eligible Receivable” in Section 1.01 is amended in its entirety to read as follows:

(i) the Obligor of which is a resident of the United States (including, without limitation, Puerto Rico), Canada, an Approved OECD Country or an Other Approved Jurisdiction, provided that (A) the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of an Approved OECD Country or an Other Approved Jurisdiction may not exceed 20% of the then outstanding Capital of all Receivable Interests, (B) the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of an Other Approved Jurisdiction may not exceed 10% of the then outstanding Capital of all Receivable Interests and (C) with respect to each country which is an Other Approved Jurisdiction, the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of such country may not exceed (1) 5% of the then outstanding Capital of all Receivable Interests, at any time that the sovereign long-term debt rating of such country is at least A by S&P and at least A2 by Moody’s, and (2) 3.3% of the then outstanding Capital of all Receivable Interests, at any time that the sovereign long-term debt rating of such country is not at least A by S&P and at least A2 by Moody’s;

(e) The definition of “Facility Termination Date” in Section 1.01 is amended by replacing the date “September 30, 2005” therein with the date “June 29, 2006”.

(f) The definition of “Other Approved Jurisdiction” in Section 1.01 is amended in its entirety to read as follows:

“Other Approved Jurisdiction” means each of the countries listed on Schedule III-B hereto, as such Schedule may be amended from time to time upon request of the Seller or the Collection Agent, with prior written approval of the Agent; provided, however, that at any time that the sovereign long-term debt rating of any country listed on such Schedule falls below A- by S&P or below A3 by Moody’s, such country will cease to be an Other Approved Jurisdiction. Additionally, the Agent may remove countries from such Schedule at any time, as it determines in its sole discretion, upon prior written notice to the Seller and the Collection Agent.

(g) Section 5.01(k)(i) is amended by replacing the phrase “60 days” with “50 days” and replacing the phrase “120 days” with “90 days”.

(h) Section 5.01(k)(vii) is amended by replacing the phrase “60 days” with “50 days” and replacing the phrase “120 days” with “90 days”.

(i) Section 5.01(k) is further amended by (i) deleting the word “and” at the end of clause (viii), (ii) renumbering clause (ix) as clause (xi), and (iii) adding the following new clauses after clause (viii):

(ix) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of Ferro Corporation commencing with the quarter ending June 30, 2005, the consolidated balance sheet of Ferro Corporation and its consolidated Subsidiaries as of the end of such quarter and the related statements of income and of cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of Ferro Corporation;

(x) as soon as available and in any event within 90 days after the end of each fiscal year of Ferro Corporation commencing with the year ending December 31, 2005, a copy of the annual report for such year for Ferro Corporation and its consolidated Subsidiaries, containing financial statements for such year audited by independent public accountants of recognized national standing; and

(j) A new paragraph is added at the end of Section 5.01(k) reading as follows:

Reports and financial statements required to be delivered pursuant to clauses (ix) and (x) of this Section 5.01(k) shall be deemed to have been delivered on the date on which Ferro Corporation posts such reports, or reports containing such financial statements, on Ferro Corporation’s website on the Internet at www.ferro.com or when such reports, or reports containing such financial statements, are posted on the SEC’s website at www.sec.gov; provided that Ferro Corporation shall deliver paper copies of the reports and financial statements referred to in clauses (ix) and (x) of this Section 5.01(k) to the Agent or any Investor who requests Ferro Corporation to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Investor, as applicable.

(k) Section 7.01(i) is amended in its entirety to read as follows:

(i) (A) At any time when a Non-Investment Grade Event does not exist, the sum of the Receivable Interests shall on any Business Day be greater than 97% and shall remain greater than 97% for more than three Business Days; or (B) at any time when a Non-Investment Grade Event does exist (so long as a BB Downgrade Event shall not have occurred and be continuing), the sum of the Receivable Interests shall on any Business Day be greater than 97% and shall remain greater than 97% for more than one Business Day; or (C) after the occurrence and during the continuation of a BB Downgrade Event, the sum of the Receivable Interests shall on any Business Day be greater than 95% and shall remain greater than 95% for more than one Business Day; or

(l) A new subsection (d) is added to Section 10.03 of the Agreement reading as follows:

(d) Notwithstanding any other provision of this Section 10.03, following any purchase by Citibank of Receivable Interests (or interests therein) pursuant to the Asset Purchase Agreement, Citibank may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of Capital and Yield) under the Asset Purchase Agreement to secure obligations of Citibank to a Federal Reserve Bank, without notice to or consent of the Seller or the Agent; provided that no such pledge or grant of a security interest shall release Citibank from any of its obligations under the Asset Purchase Agreement or substitute any such pledgee or grantee for Citibank as a party to the Asset Purchase Agreement.

(m) Schedule III-A and Schedule III-B to this Amendment are added to the Agreement as Schedule III-A and Schedule III-B, respectively.

SECTION 2. Effectiveness. This Amendment shall become effective at such time that: (i) executed counterparts of this Amendment have been delivered by each party hereto to the other party hereto and (ii) an Amendment to Purchase and Contribution Agreement, dated as of the date hereof, between the Originators and the Seller, in form and substance satisfactory to the Agent, shall have become effective.

SECTION 3. Representations and Warranties. Each of the Seller and the Collection Agent makes each of the representations and warranties contained in Sections 4.01 and 4.02, respectively, of the Agreement (after giving effect to this Amendment), and for the purpose of making such representations and warranties, (i) each reference in Section 4.01 to “the Transaction Documents” shall include this Amendment and (ii) each reference in Section 4.02 to “this Agreement” shall be deemed to be a reference to both the Agreement and this Amendment. On the date of the delivery of the financial information for the quarter ending June 30, 2004 referred to in Section 4 below, each of the Seller and the Collection Agent shall be deemed to make the representations and warranties contained in Section 4.01(e) and 4.02(e), respectively, of the Agreement, and for the purpose of making such representations and warranties, (i) the references in Sections 4.01(e) and 4.02(e) to the Seller’s and the Collection Agent’s balance sheets and related financial statements shall be deemed to refer to the Seller’s and the Collection Agent’s balance sheets and related financial statements for the quarter ended June 30, 2004 and (ii) the bring-down on no material adverse change in Sections 4.01(e) and 4.02(e) shall in each case run from June 30, 2004.

SECTION 4. Extension of Certain Financial Reporting Requirements.

(a) Section 5.01(k)(i) of the Agreement requires that the Seller deliver to the Agent certain financial information relating to the Seller within certain time periods after the end of the first three quarters of its fiscal year and after the end of its fiscal year. The Seller has not yet delivered such financial information for its quarters ending June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005, and the Agent has previously extended the date for delivery of such financial information to June 30, 2005. The Seller has now requested that the Agent extend the date for delivery of the financial information for the June 30, 2004, September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 quarters to March 31, 2006. Accordingly, the Agent hereby agrees (a) to extend until March 31, 2006 the date for delivery of the financial information required by Section 5.01(k)(i) of the Agreement with respect to the Seller’s quarters ending June 30, 2004, September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, and (b) to waive until March 31, 2006 any Event of Termination or Incipient Event of Termination under the Agreement to the extent, but only to the extent, that such Event of Termination or Incipient Event of Termination consists of the failure to deliver such financial information with respect to the Seller’s quarters ending June 30, 2004, September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005.

(b) Section 5.01(k)(ix) of the Agreement (as amended by this Amendment) requires that the Seller deliver to the Agent certain financial information relating to Ferro Corporation within 50 days after the end of the first three quarters of its fiscal year. The Seller has requested that the Agent extend the date for delivery of such financial information for the June 30, 2005 and September 30, 2005 quarters to March 31, 2006. Accordingly, the Agent hereby agrees (a) to extend until March 31, 2006 the date for delivery of the financial information required by Section 5.01(k)(ix) of the Agreement with respect to the quarters ending June 30, 2005 and September 30, 2005, and (b) to waive until March 31, 2006 any Event of Termination or Incipient Event of Termination under the Agreement to the extent, but only to the extent, that such Event of Termination or Incipient Event of Termination consists of the failure to deliver such financial information relating to Ferro Corporation with respect to the quarters ending June 30, 2005 and September 30, 2005.

(c) The foregoing waivers contained in this Section 4 shall not be deemed to constitute a waiver of any other Event of Termination or Incipient Event of Termination which may now or hereafter exist under the Agreement, including without limitation any Event of Termination resulting from a failure to deliver any information required by Sections 5.01(k)(i) and 5.01(k)(ix) of the Agreement hereafter when due.

(d) On or after the date on which the Seller delivers to the Agent the financial information relating to Ferro Corporation for the June 30, 2005 and September 30, 2005 quarters, the Seller shall also provide the Agent with similar financial information for such prior quarters and fiscal years of Ferro Corporation ending on or after June 30, 2004 as the Agent may request, to the extent such information has not previously been provided to the Agent.

SECTION 5. Waiver of Certain Receivables Reporting Requirements. On June 2, 2005, S&P downgraded the long term public senior unsecured non-credit-enhanced debt securities of Ferro Corporation to BB, resulting in the occurrence of a BB Downgrade Event. Notwithstanding the occurrence of such BB Downgrade Event, the Agent agrees that so long as no other unwaived Event of Termination or Incipient Event of Termination exists, the Collection Agent shall not be required to prepare Daily Reports (as provided in Section 6.02(h) of the Agreement and the definition of Daily Report), the Collection Agent shall instead continue to prepare Weekly Reports, and the settlement procedures set forth in Section 2.04(b) of the Agreement (and not Section 2.04(c)) shall apply. However, so long as such BB Downgrade Event (or any other BB Downgrade Event) exists, the provisions of clause (C) of Section 7.01(i) of the Agreement (as amended hereby) shall be applicable.

SECTION 6. Confirmation of Agreement. Each reference in the Agreement to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment, and as hereafter amended or restated. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 7. Costs and Expenses. The Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and any other documents to be delivered hereunder including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Investors with respect thereto and with respect to advising the Agent and the Investors as to the rights and remedies of each under this Amendment, and all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Amendment and any other documents to be delivered hereunder.

SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FERRO CORPORATION By:/s/ Thomas M. Gannon

ORIGINATOR AND COLLECTION AGENT:	Name: Thomas M. Gannon Title: Vice President & Chief Financial Officer

ORIGINATOR:	FERRO ELECTRONIC MATERIALS, INC. By:/s/ James C. Bays

Name: James C. Bays Title: Secretary

SELLER:	FERRO FINANCE CORPORATION By:/s/ Thomas M. Gannon

Name: Thomas M. Gannon Title: President

INVESTOR:	CAFCO, LLC By: Citicorp North America, Inc., as Attorney-in-Fact By:/s/ Junette M. Earl

Name: Junette M. Earl Title: Vice President

AGENT:	CITICORP NORTH AMERICA, INC., as Agent By:/s/ Junette M. Earl

Name: Junette M. Earl Title: Vice President

Schedule III-A

Approved OECD Countries

1. United Kingdom
2. Germany
3. Netherlands
4. Ireland
5. Belgium
6. France
7. Italy
8. Australia
9. Japan
10. Austria
11. Switzerland
12. Sweden
13. Spain
14. New Zealand
15. Norway
16. Denmark

Schedule III-B

Other Approved Jurisdictions

1. South Korea
2. Mexico
3. Hungary
4. Czech Republic
5. Taiwan
6. Israel
7. Hong Kong
8. Singapore
9. Malaysia
10. Slovenia